EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (File Nos. 333-134236 and 333-181188) pertaining to the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan, of our report dated April 1, 2013, with respect to the consolidated financial statements of Signature Group Holdings, Inc. as of December 31, 2012 and 2011 and for the years then ended appearing in this Annual Report on Form 10-K.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California

April 1, 2013